UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

July 31, 2013

Date of Report (Date of earliest event reported)

___________________________________________________________

CADISTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of Delaware	000-54421	31-1259887
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

207 Kiley Drive

Salisbury, MD 21801

(Address of principal executive offices) (Zip Code)

(410) 912-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d)

Election of R. Sankaraiah. On July 31, 2013 the Board of Directors of Cadista Holdings Inc. (the “Company”) and the Company’s wholly-owned subsidiary, Jubilant Cadista Pharmaceuticals Inc. (“Cadista Pharmaceuticals) elected R. Sankaraiah to serve as a director of each of the Company and Cadista Pharmaceuticals. Mr. Sankaraiah, in addition to being a member of the Board of Directors, will also serve as a member of the Audit Committee of the Company and has been designated by the Board as a “financial expert” in accordance with applicable SEC regulations.

Biographical Information. Mr. Sankaraiah was previously a director of the Company and Cadista Pharmaceuticals from June 2005 until his resignation on May 4, 2012. From the time of the formation of the Company’s Audit Committee in May 2011 until his resignation in May 2012, Mr. Sankaraiah was also on the Company’s Audit Committee and was designated by the Board as a “financial expert” in accordance with applicable SEC regulations. Mr. Sankaraiah is the Executive Director - Finance of Jubilant Life Sciences Ltd, (“Jubilant”), an affiliate of Company. He joined Jubilant on September 9, 2002. In the last two and a half decade, Mr. Sankaraiah has worked on a number of areas and his areas of interest and expertise include Financial Reporting Standards viz Indian GAAP, IFRS, US GAAP ,etc., mergers & acquisitions, financial restructuring/engineering, taxation, legal, and secretarial. He has contributed to several national and international statutory/ professional bodies. He is a member of IFRS advisory council of IASB, SEBI committee on disclosures and accounting standards (SCODA), National Committee on Accounting Standards and Taxation of Confederation of Indian Industries (CII), CFO working group formed by Ministry of Corporate Affairs (MCA) to look into the issues related to Convergence of IGAAP with IFRS and Coalition on International Taxation, in India. He has also been a Government Nominee on the Central Council of Institute of Company Secretaries of India. Mr. Sankaraiah has been conferred with several prestigious awards like “The India CFO Award 2007- Excellence in Finance (Large Corporate)” in 2008 by IMA; “Best performing CFO in the Pharmaceutical Sector” in 2009 by CNBC TV 18 ; “Best CFO (FMCG, Health and retail Sector)”, in 2010 by ICAI and Best CFO in Pharmaceuticals & Healthcare space in 2011 all Asia Executive Team Survey by Institutional investor. Mr. Sankaraiah is also a prominent speaker and has been a key note speaker at various national and international conferences related to IFRS, Taxation, Mergers & Acquisition, Financial Instruments, and XBRL etc. Mr. Sankaraiah has co-authored 3 books covering subjects like the Revised Schedule VI, XBRL and cost accounting standards. Mr. Sankaraiah is a citizen of India.

Related Party Transactions. Information about the related party transactions between the Company and Jubilant and its affiliates of which Mr. Sankaraiah is an officer or director has previously been reported in, and is incorporated herein by reference from, Item 13 “Certain Relationships and Related Transactions and Director Independence” of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended March 31, 2013 filed with the SEC on July 15, 2013.

Item 5.02(f)

Compensatory Arrangements of Certain Officers. On July 31, 2013, our Board of Directors increased the annual salaries retroactive to July 1, 2013 of (i) Scott Delaney (“Mr. Delaney”), our Chief Executive Officer, to $327,600, (ii) Kamal Mandan (“Mr. Mandan”), our Chief Financial Officer, to $208,683, and (iii) Ward Barney (“Mr. Barney”), our Chief Operating Officer, to $225,514.

In addition, on July 31, 2013, the Board also awarded $87,437 and $89,474 to Mr. Barney and Mr. Mandan, respectively, under our Fiscal 2013 Bonus Plan. The Board also awarded Mr. Delaney a bonus of $236,250 pursuant to his employment agreement.

Below is a complete summary compensation table incorporating the information on bonuses omitted from the Annual Report on Form 10-K for the year ending March 31, 2013 pursuant to Instruction 1 of Regulation S-K (17 CFR 229.402(c)(2)(iii) and (iv)).

Summary Compensation Table

Name and Principal Position	Year Ending March 31,	Base Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Other ($)(1)	Total ($)
Scott Delaney, CEO	2013	$313,500	$175,000	$236,250	$42,637	$767,387
	2012	297,293	12,500	217,500	33,255	560,548
	2011	287,538	14,490	147,798	31,683	481,509
Ward Barney, Chief Operating Officer	2013	216,025	-	87,437	18,469	321,931
	2012	209,226	6,274	105,084	17,931	338,515
	2011	199,390	25,000	38,881	15,988	279,259
Kamal Mandan, Chief Financial Officer	2013	198,961	-	89,474	11,911	300,346
	2012	184,649	3,682	61,667	13,521	263,519
	2011	155,276	-	20,186	6,497	181,959

(1) Includes (i) $13,200, $12,000 and $2,882 in automobile allowance, (ii) $14,000, $0 and $0 in miscellaneous expenses usable for any purpose (personal or otherwise), and (iii) $4,483, $3,988 and $3,615 in 401(k) matching contributions, for Messrs. Delaney, Barney and Mandan, respectively for 2011. Includes (i) $13,200, $11,885 (including carry over of $2,149 from 2011), and $8,149 in automobile allowance, (ii) $14,000, $0 and $0 in miscellaneous expenses usable for any purpose (personal or otherwise), and (iii) $6,055, $6,046 and $5,372 in 401(k) matching contributions for 2012, for Messrs. Delaney, Barney and Mandan, respectively. Includes (i) $17,787, $11,993 and $6,679 in automobile allowance, (ii) $18,500, $0 and $0 in miscellaneous expenses usable for any purpose (personal or otherwise) and (iii) $6,350, $6,476, and $5,232 in 401k matching contributions for 2013, for Messrs. Delaney, Barney and Mandan, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CADISTA HOLDINGS INC.

By:	/s/ Kamal Mandan
Kamal Mandan Chief Financial Officer

Date: August 6, 2013